J.P. Morgan Mortgage Acquisition Trust 2007-CH1

Asset Backed Pass-Through Certificates, Series 2007-CH1

$ 1,626,109,000 (approximate)

Subject to Revision

February 22, 2007 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$ 1,626,109,000

 (Approximate)

J.P. Morgan Mortgage Acquisition Trust 2007-CH1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

JPMorgan Chase Bank, National Association

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2007-CH1

February 22, 2007

Expected Timing:	Pricing Date:	On or about February [26], 2007
	Closing Date:	On or about March [13], 2007
	First Payment Date:	March 26, 2007

Structure:	Bond Structure	$1,807,019,000 (approximate) senior/subordinate structure, fixed and floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Preliminary Term Sheet                                              Date Prepared: February 22, 2007

$1,626,109,000  (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2007-CH1

	Principal	WAL (Years)	Principal Window	Expected Rating	Final Scheduled	Certificate Type /
Class(2)	Amount ($)(1)	Call/Mat(5)	(Months) Call/Mat(5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3,4)
AF-1A	179,500,000	0.80 / 0.80	1 – 21 / 1 – 21	Aaa/AAA/AAA	March 2021	Fltg Rate Group I Senior Sequential
AF-1B	179,400,000	0.80 / 0.80	1 – 21 / 1 – 21	Aaa/AAA/AAA	March 2021	Fixed Rate Group I Senior
AF-2	119,800,000	2.10 / 2.10	21 – 31 / 21 - 31	Aaa/AAA/AAA	May 2024	Fixed Rate Group I Senior Sequential
AF-3	112,800,000	3.00 / 3.00	31 - 45 / 31 - 45	Aaa/AAA/AAA	August 2027	Fixed Rate Group I Senior Sequential
AF-4	132,100,000	5.00 / 5.00	45 - 83 / 45 – 83	Aaa/AAA/AAA	November 2036	Fixed Rate Group I Senior Sequential
AF-5	92,790,000	8.14 / 11.61	83 - 99 / 83 - 231	Aaa/AAA/AAA	November 2036	Fixed Rate Group I Senior Sequential
AF-6	90,700,000	6.53 / 6.78	37 – 99 / 37 - 229	Aaa/AAA/AAA	November 2036	Fixed Rate Group I Senior NAS
MF-1	25,049,000	5.88 / 6.74	37 - 99 / 37 - 186	Aa1/AA+/AA+	November 2036	Fixed Rate Group I Subordinate
MF-2	22,917,000	5.88 / 6.72	37 – 99 / 37 - 179	Aa2/AA+/AA+	November 2036	Fixed Rate Group I Subordinate
MF-3	14,390,000	5.88 / 6.69	37 – 99 / 37 – 171	Aa3/AA+/AA	November 2036	Fixed Rate Group I Subordinate
MF-4	11,725,000	5.88 / 6.67	37 – 99 / 37 – 167	A1/AA/AA-	November 2036	Fixed Rate Group I Subordinate
MF-5	12,258,000	5.88 / 6.65	37 – 99 / 37– 163	A2/AA-/A+	November 2036	Fixed Rate Group I Subordinate
MF-6	10,659,000	5.88 / 6.62	37 – 99 / 37– 159	A3/A+/A	November 2036	Fixed Rate Group I Subordinate
MF-7	10,659,000	5.88 / 6.56	37 – 99 / 37– 152	Baa1/A/A-	November 2036	Fixed Rate Group I Subordinate
MF-8	5,863,000	5.88 / 6.50	37 – 99 / 37– 143	Baa2/A-/BBB+	November 2036	Fixed Rate Group I Subordinate
MF-9	10,659,000	5.88 / 6.41	37 – 99 / 37– 138	Baa3/BBB+/BBB	November 2036	Fixed Rate Group I Subordinate
AV-1(8)	172,900,000	Not Marketed Hereby		Aaa/AAA/AAA	November 2036	Fltg Rate Group II-A Senior
AV-2	332,200,000	0.80 / 0.80	1 – 24 / 1 – 24	Aaa/AAA/AAA	September 2029	Fltg Rate Group II-B Senior Sequential
AV-3	39,700,000	2.20 / 2.20	24 - 30 / 24 - 30	Aaa/AAA/AAA	August 2031	Fltg Rate Group II-B Senior Sequential
AV-4	44,900,000	3.00 / 3.00	30 – 60 / 30 – 60	Aaa/AAA/AAA	August 2033	Fltg Rate Group II-B Senior Sequential
AV-5	53,087,000	6.93 / 7.81	60 - 99 / 60 – 173	Aaa/AAA/AAA	November 2036	Fltg Rate Group II-B Senior Sequential
MV-1	25,233,000	3.92 / 3.92	44 – 51 / 44 - 51	Aa1/AA+/AA+	November 2036	Fltg Rate Group II Subordinate
MV-2	23,227,000	4.63 / 4.63	51 - 70 / 51 – 70	Aa2/AA+/AA+	November 2036	Fltg Rate Group II Subordinate
MV-3	14,417,000	7.44 / 8.44	70 – 99 / 70 – 154	Aa3/AA+/AA	November 2036	Fltg Rate Group II Subordinate
MV-4	12,816,000	4.71 / 4.90	43 – 99 / 43 - 134	A1/AA/AA-	November 2036	Fltg Rate Group II Subordinate
MV-5	12,415,000	4.66 / 4.82	42 - 99 / 42 – 128	A2/AA-/A	November 2036	Fltg Rate Group II Subordinate
MV-6	11,214,000	4.61 / 4.74	41 – 99 / 41 - 122	A3/A+/A	November 2036	Fltg Rate Group II Subordinate
MV-7	10,012,000	4.57 / 4.66	40 – 99 / 40 – 115	Baa1/A/A-	November 2036	Fltg Rate Group II Subordinate
MV-8	8,010,000	4.54 / 4.59	39 – 99 / 39 - 108	Baa2/A-/BBB+	November 2036	Fltg Rate Group II Subordinate
MV-9	7,609,000	4.51 / 4.51	39 - 99 / 39 - 101	Baa3/BBB+/BBB	November 2036	Fltg Rate Group II Subordinate
MV-10(7)	8,010,000	Not Publicly Offered		Ba1/BBB/BBB-	November 2036	Fltg Rate Group II Subordinate
Total:	1,807,019,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates are backed primarily by the cashflow from the Group I Mortgage Loans (as defined herein).  The Class AV-1 Certificates are backed primarily by the cashflow from the Group II-A Mortgage Loans (as defined herein).  The Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates are backed primarily by the cashflow from the Group II-B Mortgage Loans (as defined herein).  The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates are backed by the cashflow from the Group II Mortgage Loans (as defined herein).

(3)

On the first Distribution Date after the first possible Optional Termination Date, (x) the margins on the Class AF-1A and the Group II Senior Certificates will double, (y) the certificate rates on the Fixed Rate Certificates will increase by 0.50% and (z) the margins on the Group II Mezzanine Certificates will increase to 1.5 times the original margins.

(4)

The Certificates will be subject to the applicable interest rate caps as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of Certificates, other than the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution dates for the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates is the distribution date, calculated assuming zero prepayments, plus one month.

(7)

The Class MV-10 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class MV-10 Certificates is solely to assist purchasers of the Offered Certificates.

(8)

The Class AV-1 Certificates are not offered hereby.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2007-CH1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

JPMorgan Chase Bank, National Association

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Trustee:                                    [Deutsche Bank National Trust Company]

Swap Provider:

JPMorgan Chase Bank, National Association

Cap Provider:

JPMorgan Chase Bank, National Association

Custodian:

JPMorgan Chase Bank, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates (collectively, the “Group I Senior Certificates”), the Class AV-1 Certificates (the “Group II-A Senior Certificates”) and the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates (collectively, the “Group II-B Senior Certificates”).  The Group II-A Senior and Group II-B Senior Certificates, collectively, are the “Group II Senior Certificates”.

Group I Mezzanine

Certificates:

The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

Group II Mezzanine

Certificates:

The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates.

Group II

AA Mezzanine Certificates:

The Class MV-1, Class MV-2 and Class MV-3 Certificates.

Group I Certificates:

The Group I Senior Certificates and the Group I Mezzanine Certificates.

Group II Certificates:

The Group II Senior Certificates and the Group II Mezzanine Certificates.

Fixed Rate Certificates:

The Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

Floating Rate Certificates:

The Class AF-1A, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AV-5, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates.

Offered Certificates:

The Group I and Group II Certificates, other than the Class AV-1 and Class MV-10 Certificates.

Non-Offered Certificates:

The Class AV-1, Class MV-10, Class C, Class P-1, Class P-2 and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

February 1, 2007

Expected Pricing Date:

On or about February [26], 2007

Expected Closing Date:

On or about March [13], 2007

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in March 2007.

ERISA Eligibility:

The Offered Certificates in Group I are expected to be ERISA eligible and the Offered Certificates in Group II are expected to be ERISA eligible, provided plan investors meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Trustee Fee:

Approximately [0.0025%] per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500, together with the Administrative Fee.

Administrative Fee:

The Servicing Fee, the Trustee Fee, the Custodian Fee and the Trust Oversight Manager Fee.

Administrative Fee Rate:

The rate at which the Administrative Fee is calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (2% CPR rising to 20% CPR linearly over 10 months, and remaining constant at 20% CPR beginning in month 11 and thereafter).

ARM Loans:

100% PPC (2% CPR rising to 28% CPR linearly over 12 months, remaining constant at 28% CPR through month 23, increasing to 60% CPR for months 24 through 27, and then decreasing to 35% CPR for months 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,866,890,916, of which: (i) approximately $1,065,910,233 consisted of a pool of fixed-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group I Mortgage Loans”), (ii) approximately $215,391,585 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations (the “Group II-A Mortgage Loans”), and (iii) approximately $585,589,098 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II-B Mortgage Loans” and together with the Group II-A Mortgage Loans, the “Group II Mortgage Loans”).  The Group I and Group II Mortgage Loans are also referred to as the “Mortgage Loans”.  These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 13.83% and approximately 13.94% of the Group I Mortgage Loans and Group II Mortgage loans, respectively, are subject to a second-lien mortgage loan that was originated at the same time as the first-lien mortgage loan but is not included in the Mortgage Loans (“Silent Second”).  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is approximately 77.19% and approximately 78.78% with respect to the Group I Mortgage Loans and Group II Mortgage Loans, respectively.

Interest Accrual:

For the Floating Rate Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) in the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date and for the Fixed Rate Certificates and any book-entry certificate that becomes a definitive certificate for any Distribution Date will be the calendar month immediately preceding such Distribution Date based on a 360 day year consisting of twelve 30-day months.

Pass-Through Rate:

On any Distribution Date with respect to any class of (i) Floating Rate Certificates will equal the least of (a) the LIBOR plus the related certificate margin, (b) the related Net WAC Cap and (c) with respect to the Group II Certificates, the Group II Maximum Rate Cap for such Distribution Date and (ii) Fixed Rate Certificates will equal the lesser of (a) the applicable certificate rate for such class of Certificates as set forth in the table below and (b) the related Net WAC Cap.

Coupon Step-Up:

After the first possible Optional Termination Date, if the clean-up call has not been exercised, the certificate margins or certificate rates, as applicable, with respect to any outstanding Certificates, will increase in accordance with the following table:

Certificates	Before Optional Termination	After Optional Termination
Fixed Rate Certificates	Certificate Rate	Certificate Rate plus 0.50% per annum
Floating Senior Certificates	LIBOR plus the Applicable Margin	LIBOR plus 2.0 times the Applicable Margin
Floating Mezzanine Certificates	LIBOR plus the Applicable Margin	LIBOR plus 1.5 times the Applicable Margin

Group I

Net WAC Cap:

With respect to the Group I Certificates, for any Distribution Date (except in the case of the Class AF-1A Certificates), will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related accrual period, net of the Administrative Fee and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable collection period, expressed on a 30/360 basis.  With respect to the Class AF-1A Certificates is expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Group II

Net WAC Cap:

With respect to the Group II Certificates, for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related accrual period, net of the sum of (i) the Administrative Fee and (ii) any Net Swap Payment or Swap Termination Payment (not resulting from a Swap Provider event of default) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Group II

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Group II Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Group II Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

If investor interest payments are limited by the Group II Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the related Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the related Net WAC Cap, and in the case of the Group II Certificates up to but not exceeding the related Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related Pass-Through Rate, without regard to the related Net Wac Cap, will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied through the last day of the calendar month preceding such Distribution Date.  The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1)

Excess Cashflow

2)

With respect to the Group II Certificates, Net Swap Payments received from the Swap Provider (if any)

3)

Overcollateralization

4)

Subordination

5)

Limited Cross Collateralization

Group I Excess Cashflow:

With respect to the Group I Certificates, for any Distribution Date, the sum of (x) any Group I Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the related collection account that is available to be distributed on the related Distribution Date, over the sum of (i) the monthly interest accrued and any unpaid interest on the Group I Senior Certificates and the monthly interest accrued on the Group I Mezzanine Certificates, and (ii) the Group I principal remittance amount.

Group II Excess Cashflow:

In regards to the Group II Certificates, for any Distribution Date, the sum of (x) any Group II Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the related collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment and the Swap Termination Payment (not resulting from a Swap Provider event of default) made to the Swap Provider, if any, over the sum of (i) the monthly interest accrued and any unpaid interest on the Group II Senior Certificates and the monthly interest accrued on the Group II Mezzanine Certificates, and (ii) the Group II principal remittance amount.

Group I

Overcollateralization

Amount:

The “Group I Overcollateralization Amount” (or “Group I O/C”) is equal to the excess of the aggregate principal balance of the Group I Mortgage Loans over the aggregate principal balance of the Group I Senior, Group I Mezzanine and Class P-1 Certificates, after all required principal payments have been made.  On the Closing Date, the Group I O/C will be equal to approximately 3.25% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.  To the extent the Group I O/C is reduced below the Group I Overcollateralization Target Amount, Group I Excess Cashflow, and to a limited extent Group II Excess Cashflow, will be used to pay principal on the Group I Certificates until the Group I Overcollateralization Target Amount is reached.

Group II

Overcollateralization

Amount:

The “Group II Overcollateralization Amount” (or “Group II O/C”) is equal to the excess of the aggregate principal balance of the Group II Mortgage Loans over the aggregate principal balance of the Group II Senior, Group II Mezzanine and the Class P-2 Certificates, after all required principal payments have been made.  On the Closing Date, the Group II O/C will be equal to approximately 3.15% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.  To the extent the Group II O/C is reduced below the Group II Overcollateralization Target Amount, Group II Excess Cashflow, and to a limited extent Group I Excess Cashflow, will be used to pay principal on the Group II Certificates until the Group II Overcollateralization Target Amount is reached.

Group I

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the Group I principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Group I Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Group I principal remittance amount on such Distribution Date has been distributed) over (ii) the Group I Overcollateralization Target Amount for such Distribution Date.

Group II

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the Group II principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Group II Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Group II principal remittance amount on such Distribution Date has been distributed) over (ii) the Group II Overcollateralization Target Amount for such Distribution Date.

Group I

Overcollateralization

Target Amount:

Prior to the Group I Stepdown Date, the “Group I Overcollateralization Target Amount” will be approximately 3.25% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Group I Overcollateralization Target Amount will be approximately  6.50% of the aggregate principal balance of the Group I Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Group I Overcollateralization Target Amount shall be equal to the Group I Overcollateralization Target Amount in effect for the previous Distribution Date.

Group II

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Group II Overcollateralization Target Amount” will be approximately 3.15% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Group II Overcollateralization Target Amount will be approximately 6.30% of the aggregate principal balance of the Group II Mortgage Loans as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Group II Overcollateralization Target Amount shall be equal to the Group II Overcollateralization Target Amount in effect for the previous Distribution Date.

Group I Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Group I Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

(x)  the Distribution Date occurring in March 2010 and

(y) the first Distribution Date on which the Group I Senior Credit Enhancement Percentage  is greater than or equal to approximately 29.80%.

Group II Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Group II Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

(x)  the Distribution Date occurring in March 2010 and

(y) the first Distribution Date on which the Group II Senior Credit Enhancement Percentage  is greater than or equal to approximately 39.50%.

Group I Senior Credit

Enhancement Percentage:

The “Group I Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Group I Mezzanine Certificates (prior to giving effect to the amount of Group I principal distributed on such Distribution Date) and (b) the Group I Overcollateralization Amount (after giving effect to the distribution of only the Group I principal remittance amount on such Distribution Date) divided by (ii) the aggregate principal balance of the Group I Mortgage Loans at the end of the related collection period.

Group II Senior Credit

Enhancement Percentage:

The “Group II Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Group II Mezzanine Certificates (prior to giving effect to the amount of Group II principal distributed on such Distribution Date) and (b) the Group II Overcollateralization Amount (after giving effect to the distribution of only the Group II principal remittance amount on such Distribution Date) divided by (ii) the aggregate principal balance of the Group II Mortgage Loans at the end of the related collection period.

Group I Trigger Event:

A “Group I Trigger Event” is in effect on any Distribution Date on or after the Group I Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 37.25% of the current Group I Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage*
March 2009 ─ February 2010	0.70%
March 2010 ─ February 2011	1.75%
March 2011 ─ February 2012	2.70%
March 2012 ─ February 2013	3.45%
March 2013 and thereafter	3.95%

*The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range

Group II Trigger Event:

A “Group II Trigger Event” is in effect on any Distribution Date on or after the Group II Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 32.75% of the current Group II Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage*
March 2009 ─ February 2010	0.80%
March 2010 ─ February 2011	2.00%
March 2011 ─ February 2012	3.10%
March 2012 ─ February 2013	3.95%
March 2013 and thereafter	4.50%

*The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range

Group I Target Credit

Support Percentages:

	Initial Credit Support	After Stepdown Date Expected Target Credit Support
Senior Certificates	14.90%	29.80%
MF-1	12.55%	25.10%
MF-2	10.40%	20.80%
MF-3	9.05%	18.10%
MF-4	7.95%	15.90%
MF-5	6.80%	13.60%
MF-6	5.80%	11.60%
MF-7	4.80%	9.60%
MF-8	4.25%	8.50%
MF-9	3.25%	6.50%

Group II Target Credit

Support Percentages:

	Initial Credit Support	After Stepdown Date Expected Target Credit Support
Senior Certificates	19.75%	39.50%
MV-1, MV-2, MV-3	(1)	23.80%
MV-4	10.30%	20.60%
MV-5	8.75%	17.50%
MV-6	7.35%	14.70%
MV-7	6.10%	12.20%
MV-8	5.10%	10.20%
MV-9	4.15%	8.30%
MV-10	3.15%	6.30%

(1) The Class MV-1, Class MV-2 and Class MV-3 Certificates will have Initial Credit Support of 16.60%, 13.70% and 11.90%, respectively.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Group I or Group II Excess Cashflow (in the case of the Group II, including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Group I or Group II Overcollateralization Amount.  Following the reduction of any Group I or Group II Overcollateralization Amount to zero, all allocable Realized Losses from the related group will act to reduce the Group I or Group II Mezzanine Certificate principal balance, as applicable, in reverse sequential order.

Realized Losses will not be allocated to any of the Senior Certificates. Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such Certificates in full.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and, in the case of the Group II Certificates only, amounts reimbursable to the Swap Provider including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related collection period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Trustee Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Group I Principal Paydown:

Principal allocable to the Group I Certificates will be distributed sequentially first to the Class AF-6 Certificates (up to the Class AF-6 Lockout Distribution Amount), then to the Class AF-1A and Class AF-1B Certificates, pro-rata, based on their respective certificate balances, then to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Group I Mezzanine Certificates and the Group I O/C is equal to zero, distributions to the Group I Certificates shall be made pro-rata based on their respective certificate balances to the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Group I Certificates from the unrelated loan group, to the extent not received from the related loan group.

Prior to the Group I Stepdown Date or if a Group I Trigger Event is in effect, 100% of the principal will be paid to the Group I Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Group I Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Group I Mezzanine Certificates until retired.

On or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the Group I Senior and Group I Mezzanine Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Group I Senior Certificates will be distributed sequentially to each such class of certificates, as described above, until the Group I Target Credit Support for the Group I Senior Certificates is reached.

b)

Principal allocable to the remaining certificates, the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the Group I Target Credit Support Percentage of each such class is reached.

“Class AF-6 Lockout Distribution Amount” means, for any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage (as set forth in the underlying table) for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for the Group I Senior Certificates for that Distribution Date or the certificate principal balance of the Class AF-6 Certificates immediately prior to that Distribution Date.

“Class AF-6 Pro Rata Distribution Amount” means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to that Distribution Date and (y) the senior principal distribution amount for the Group I Certificates for that Distribution Date.

“Class AF-6 Lockout Distribution Percentage” means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates	Lockout Percentage
March 2007 through and including February 2010	0%
March 2010 through and including February 2012	45%
March 2012 through and including February 2013	80%
March 2013 through and including February 2014	100%
March 2014 and thereafter	300%

Group II Principal Paydown:

Principal allocable to the Group II-A Certificates will be distributed to the Class AV-1 Certificates until the certificate principal balance of such class has been reduced to zero.

Principal allocable to the Group II-B Certificates will be distributed sequentially to the Class AV-2, Class AV-3, A-V4 and Class A-V5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Group II Mezzanine Certificates and the Group II O/C is equal to zero, distributions to the Group II-B Certificates shall be made concurrently to the Class AV-2, Class AV-3, Class AV-4 and Class AV-5 Certificates, pro rata, based on their certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Group II Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

Prior to the Group II Stepdown Date or if a Group II Trigger Event is in effect, 100% of the principal will be paid to the Group II Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Group II Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Group II Mezzanine Certificates until retired.

On or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the Group II Senior and Group II Mezzanine Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, as follows:

a)

Principal allocated to the Group II Senior Certificates will be distributed to each such class of certificates, as described above, until the Group II Target Credit Support Percentage for the Group II Senior Certificates is reached.

b)

Principal allocable to the Group II AA Mezzanine Certificates, in the aggregate, will be distributed sequentially, to the Class MV-1, Class MV-2 and Class MV-3 Certificates, in that order, to each such class of certificates until their combined Target Credit Support Percentage is reached.

c)

Principal allocable to the remaining Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the Group II Target Credit Support Percentage of each such class is reached.

Group I Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Group I Available Funds:

Amounts in respect of interest on the Group I Mortgage Loans, to pay interest on the related Group I Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, and then from such amounts from the Group I Mortgage Loans to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Group I Mezzanine Certificates, sequentially.

Amounts in respect of principal on the Group I Mortgage Loans, to pay principal on the related Group I Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts from the Group I Mortgage Loans to pay principal on the Group I Mezzanine Certificates, in accordance with the principal payment provisions described above.

From Group I Excess Cashflow, if any:

a)

To the Group I Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group I Overcollateralization Target Amount.

b)

To the Group I Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group I Mezzanine Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates.

c)

Sequentially, to the Group I Mezzanine Certificates, the related Allocated Realized Loss Amounts for those classes.

d)

To the Group I Net WAC Cap Carryover Reserve Account, if any, to pay the Group I Net WAC Cap Carryover Amount on the Group I Certificates in the same order of priority as described under “Group I Net WAC Cap Carryover Reserve Account” below.

e)

To the Group I Senior Certificates concurrently and then to the Group I Mezzanine Certificates sequentially, any net prepayment interest shortfalls.

f)

To the Group I Senior Certificates concurrently and then to the Group I Mezzanine Certificates sequentially, any Relief Act Shortfalls.

g)

Certain reimbursements to the transaction parties.

h)

To the Group II Certificates, as an additional payment of principal to the extent necessary to maintain the Group II Overcollateralization Target Amount and not covered by Group II Excess Cashflow.

i)

To the Group II Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates and remaining undistributed after application of the Group II Excess Cashflow.

j)

Sequentially, to the Group II Mezzanine Certificates, the related Allocated Realized Loss Amounts for those classes remaining undistributed after application of the Group II Excess Cashflow.

k)

To the Group II Net WAC Cap Carryover Reserve Account, if any, and to the extent not covered by Group II Excess Cashflow, to pay the Group II Net WAC Cap Carryover Amount on the Group II Certificates in the same order of priority as described under “Group II Net WAC Cap Carryover Reserve Account” below.

l)

To the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Group II Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Group II Available Funds:

Amounts in respect of interest on the Group II Mortgage Loans, to pay interest on the related Group II Senior Certificates, including any accrued unpaid interest from a prior Distribution Date, and then from such amounts from the Group II Mortgage Loans to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Group II Mezzanine Certificates, sequentially.

Amounts in respect of principal on the Group II Mortgage Loans, to pay principal on the related Group II Senior Certificates, in accordance with the principal payment provisions described above, and then from such amounts from the Group II Mortgage Loans to pay principal on the Group II Mezzanine Certificates, in accordance with the principal payment provisions described above.

From Group II Excess Cashflow, if any:

a)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement.

b)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider (excluding such payments due to a Swap Provider Trigger Event (as defined in the Pooling and Servicing Agreement)).

c)

To the Group II Certificates then entitled to receive distributions in respect of principal, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group II Overcollateralization Target Amount.

d)

To the Group II Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group II Mezzanine Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates.

e)

Sequentially, to the Group II Mezzanine Certificates, the related Allocated Realized Loss Amounts.

f)

To the Group II Net WAC Cap Carryover Reserve Account, if any, to pay the Group II Net WAC Cap Carryover Amount on the Group II Certificates in the same order of priority as described under “Group II Net WAC Cap Carryover Reserve Account” below.

g)

To the Group II Senior Certificates concurrently and then to the Group II Mezzanine Certificates sequentially, any net prepayment interest shortfalls.

h)

To the Group II Senior Certificates concurrently and then to the Group II Mezzanine Certificates sequentially, any Relief Act Shortfalls.

i)

Certain reimbursements to the transaction parties.

j)

To pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

k)

To the Group I Certificates, as an additional payment of principal to the extent necessary to maintain the Group I Overcollateralization Target Amount and not covered by Group I Excess Cashflow.

l)

To the Group I Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates and remaining undistributed after application of the Group I Excess Cashflow.

m)

Sequentially, to the Group I Mezzanine Certificates, the related Allocated Realized Loss Amounts remaining undistributed after application of the Group I Excess Cashflow.

n)

To the Group I Net WAC Cap Carryover Reserve Account, if any, and to the extent not covered by Group I Excess Cashflow, to pay the Group I Net WAC Cap Carryover Amount on the Group I Certificates in the same order of priority as described under “Group I Net WAC Cap Carryover Reserve Account” below.

o)

To the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

On the Closing Date, the Trustee, on behalf of the supplemental interest trust, will enter into a Swap Agreement with the Swap Provider.  The Swap Agreement will have an initial notional amount of $767,740,000.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal 5.20% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Swap distributions, if any, will be made from the Swap Account supplemental interest trust as follows:

a)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement.

b)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider, excluding such payments due to a Swap Provider Trigger Event (as defined in the Pooling and Servicing Agreement).

c)

To the Group II Certificates then entitled to receive distributions in respect of principal, after the application of Group II Excess Cash, an additional payment of principal to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Group II Overcollateralization Target Amount.

d)

To the Group II Senior Certificates, pro rata, any unpaid interest, including any unpaid interest from prior Distribution Dates, and then sequentially, to the Group II Mezzanine Certificates, any unpaid interest, including any unpaid interest from prior Distribution Dates, after the application of Group II Excess Cash.

e)

Sequentially, to the Group II Mezzanine Certificates, any Allocated Realized Loss Amounts after the application of Group II Excess Cash

f)

To the Group II Senior, Group II Mezzanine Certificates, the Group II Net WAC Cap Carryover Amount remaining unpaid, in the same order of priority as described under the “Group II Net WAC Cap Carryover Reserve Account” below, after the application of Group II Excess Cash.

g)

To pay first the Group II Senior Certificates, concurrently, and then the Group II Mezzanine Certificates, sequentially, any net prepayment interest shortfalls, after the application of Group II Excess Cash.

h)

To pay first the Group II Senior Certificates, concurrently, and then the Group II Mezzanine Certificates, sequentially, any Relief Act Shortfalls, after the application of Group II Excess Cash.

i)

To the Group I Certificates, collectively with the Group II Excess Cashflow, in relation to the cross-collateralization features described under “Group II Priority of Distributions – Group II Excess Cashflow”.

j)

To the holders of the Class C Certificates.

Class AF-1A Cap Agreement:

On the Closing Date, the Trustee, on behalf of the supplemental interest trust, will enter into the Class AF-1A Cap Agreement with the Cap Provider.  Under the Class AF-1A Cap Agreement, the Cap Provider will be obligated to pay an amount equal to the excess of one-month LIBOR over the strike rate (up to the ceiling rate) on the Notional Amount as set forth in the Class AF-1A Cap Agreement, until the Class AF-1A Cap Agreement is terminated.  Amounts received from the Class AF-1A Cap Agreement will go to reimburse any Class AF-1A Net WAC Cap Carryover Amounts before application of the Group I Excess Cashflow.

Group I Net WAC Cap

Carryover Reserve Account:

Amounts deposited in the Group I Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Group I Net WAC Cap Carryover Amounts, first, to the Group I Senior Certificates, pro rata, based on their respective Group I Net WAC Cap Carryover Amounts, and second, sequentially, to the Group I Mezzanine Certificates, to reimburse any related unpaid Group I Net WAC Cap Carryover Amounts.

Group II Net WAC Cap

Carryover Reserve Account:

Amounts deposited in the Group II Net WAC Cap Carryover Reserve Account, if any, will be used to reimburse any related unpaid Group II Net WAC Cap Carryover Amounts, first, to the Group II Senior Certificates, pro rata, based on their respective Group II Net WAC Cap Carryover Amounts, and second, sequentially, to the Group II Mezzanine Certificates, to reimburse any related unpaid Group II Net WAC Cap Carryover Amounts.

Class AF-1A Cap Schedule

Distribution Date	Notional Schedule ($)(1)	Strike Rate (%)	Ceiling Rate (%)
March 25, 2007	0.00	N/A	N/A
April 25, 2007	169,116,000.00	6.337%	9.91%
May 25, 2007	158,926,000.00	6.551%	9.91%
June 25, 2007	148,930,000.00	6.337%	9.91%
July 25, 2007	139,126,000.00	6.551%	9.91%
August 25, 2007	129,509,000.00	6.337%	9.91%
September 25, 2007	120,075,000.00	6.337%	9.91%
October 25, 2007	110,823,000.00	6.551%	9.91%
November 25, 2007	101,747,000.00	6.337%	9.91%
December 25, 2007	92,845,000.00	6.551%	9.91%
January 25, 2008	84,114,000.00	6.337%	9.91%
February 25, 2008	75,549,000.00	6.337%	9.91%
March 25, 2008	67,149,000.00	6.780%	9.91%
April 25, 2008	58,910,000.00	6.337%	9.91%
May 25, 2008	50,829,000.00	6.551%	9.91%
June 25, 2008	42,902,000.00	6.337%	9.91%
July 25, 2008	35,128,000.00	6.551%	9.91%
August 25, 2008	27,502,000.00	6.337%	9.91%
September 25, 2008	20,023,000.00	6.337%	9.91%
October 25, 2008	12,688,000.00	6.551%	9.91%
November 25, 2008	5,493,000.00	6.337%	9.91%
December 25, 2008 and thereafter	0.00	N/A	N/A

(1)  The notional scheduled balance will not be greater than the outstanding Class AF-1A Certificate balance prior to the related Distribution Date

Group II Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
March 25, 2007	767,740,000.00	January 25, 2010	72,626,000.00
April 25, 2007	731,517,000.00	February 25, 2010	70,112,000.00
May 25, 2007	687,986,000.00	March 25, 2010	66,494,000.00
June 25, 2007	644,990,000.00	April 25, 2010	63,778,000.00
July 25, 2007	605,238,000.00	May 25, 2010	55,813,000.00
August 25, 2007	561,683,000.00	June 25, 2010	54,163,000.00
September 25, 2007	447,018,000.00	July 25, 2010	52,308,000.00
October 25, 2007	357,612,000.00	August 25, 2010	50,644,000.00
November 25, 2007	281,590,000.00	September 25, 2010	49,151,000.00
December 25, 2007	258,039,000.00	October 25, 2010	47,700,000.00
January 25, 2008	240,330,000.00	November 25, 2010	46,289,000.00
February 25, 2008	226,143,000.00	December 25, 2010	44,902,000.00
March 25, 2008	214,980,000.00	January 25, 2011	43,563,000.00
April 25, 2008	204,423,000.00	February 25, 2011	42,269,000.00
May 25, 2008	194,268,000.00	March 25, 2011	41,011,000.00
June 25, 2008	181,782,000.00	April 25, 2011	39,790,000.00
July 25, 2008	172,204,000.00	May 25, 2011	38,477,000.00
August 25, 2008	157,400,000.00	June 25, 2011	37,165,000.00
September 25, 2008	125,212,000.00	July 25, 2011	35,895,000.00
October 25, 2008	113,487,000.00	August 25, 2011	34,652,000.00
November 25, 2008	108,337,000.00	September 25, 2011	33,460,000.00
December 25, 2008	103,338,000.00	October 25, 2011	32,304,000.00
January 25, 2009	98,682,000.00	November 25, 2011	31,183,000.00
February 25, 2009	94,212,000.00	December 25, 2011	30,096,000.00
March 25, 2009	89,920,000.00	January 25, 2012	29,043,000.00
April 25, 2009	85,797,000.00	February 25, 2012	28,021,000.00
May 25, 2009	81,836,000.00	March 25, 2012	27,031,000.00
June 25, 2009	77,985,000.00	April 25, 2012	26,071,000.00
July 25, 2009	74,330,000.00	May 25, 2012	25,141,000.00
August 25, 2009	70,817,000.00	June 25, 2012	24,238,000.00
September 25, 2009	74,261,000.00	July 25, 2012 and thereafter	0
October 25, 2009	77,527,000.00
November 25, 2009	77,791,000.00
December 25, 2009	75,161,000.00

Class AF-1A Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)	Effective Rate(%)(2)(3)
1	March 25, 2007	N/A	N/A
2	April 25, 2007	6.43	10.00
3	May 25, 2007	6.64	10.00
4	June 25, 2007	6.43	10.00
5	July 25, 2007	6.64	10.00
6	August 25, 2007	6.43	10.00
7	September 25, 2007	6.43	10.00
8	October 25, 2007	6.64	10.00
9	November 25, 2007	6.43	10.00
10	December 25, 2007	6.64	10.00
11	January 25, 2008	6.43	10.00
12	February 25, 2008	6.43	10.00
13	March 25, 2008	6.87	10.00
14	April 25, 2008	6.43	10.00
15	May 25, 2008	6.64	10.00
16	June 25, 2008	6.43	10.00
17	July 25, 2008	6.64	10.00
18	August 25, 2008	6.43	10.00
19	September 25, 2008	6.43	10.00
20	October 25, 2008	6.64	10.00
21	November 25, 2008	6.43	10.00

 (1) The Net WAC Rate is a per annum rate equal to the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans for the related collection period, net of any Administrative Fee, and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related collection period, multiplied by 360 divided by the actual number of days in the related interest accrual period.

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the Net WAC Rate and (B) the cap payment owed to the trust, if any, divided by the certificate balance of the Class AF-1A Certificate, as of the first day of the related collection period, multiplied by 360 divided by the actual number of days in the related interest accrual period.

Group II Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2,3,4)	Effective Rate(%)(2,3,5)	Period	Payment Date	Net WAC Cap (%)(2,3,4)	Effective Rate(%)(2,3,5)
1	March 25, 2007	N/A	N/A	44	October 25, 2010	10.10	13.71
2	April 25, 2007	6.31	20.36	45	November 25, 2010	9.85	13.50
3	May 25, 2007	6.52	20.03	46	December 25, 2010	10.16	13.76
4	June 25, 2007	6.32	19.58	47	January 25, 2011	9.81	13.45
5	July 25, 2007	6.55	19.26	48	February 25, 2011	9.79	13.42
6	August 25, 2007	6.37	18.73	49	March 25, 2011	10.83	14.33
7	September 25, 2007	6.78	17.06	50	April 25, 2011	9.77	13.39
8	October 25, 2007	7.29	15.83	51	May 25, 2011	10.16	13.73
9	November 25, 2007	7.31	14.48	52	June 25, 2011	9.81	13.40
10	December 25, 2007	7.55	14.39	53	July 25, 2011	10.12	13.64
11	January 25, 2008	7.31	14.02	54	August 25, 2011	9.77	13.31
12	February 25, 2008	7.32	13.87	55	September 25, 2011	9.76	13.28
13	March 25, 2008	8.02	14.30	56	October 25, 2011	10.07	13.52
14	April 25, 2008	7.63	13.94	57	November 25, 2011	9.80	13.28
15	May 25, 2008	8.01	14.13	58	December 25, 2011	10.11	13.52
16	June 25, 2008	7.80	13.77	59	January 25, 2012	9.76	13.18
17	July 25, 2008	8.08	13.85	60	February 25, 2012	9.74	13.13
18	August 25, 2008	7.92	13.42	61	March 25, 2012	10.39	13.69
19	September 25, 2008	8.42	12.94	62	April 25, 2012	9.70	13.05
20	October 25, 2008	8.91	13.09	63	May 25, 2012	10.03	13.31
21	November 25, 2008	8.73	12.89	64	June 25, 2012	9.68	12.97
22	December 25, 2008	9.04	13.08	65	July 25, 2012	9.98	9.98
23	January 25, 2009	8.75	12.78	66	August 25, 2012	9.63	9.63
24	February 25, 2009	8.79	12.76	67	September 25, 2012	9.61	9.61
25	March 25, 2009	10.02	13.78	68	October 25, 2012	9.90	9.90
26	April 25, 2009	9.17	13.01	69	November 25, 2012	9.55	9.55
27	May 25, 2009	9.55	13.28	70	December 25, 2012	9.85	9.85
28	June 25, 2009	9.25	12.95	71	January 25, 2013	9.50	9.50
29	July 25, 2009	9.55	13.15	72	February 25, 2013	9.48	9.48
30	August 25, 2009	9.27	12.84	73	March 25, 2013	10.47	10.47
31	September 25, 2009	9.40	13.26	74	April 25, 2013	9.43	9.43
32	October 25, 2009	9.73	13.84	75	May 25, 2013	9.72	9.72
33	November 25, 2009	9.41	13.70	76	June 25, 2013	9.38	9.38
34	December 25, 2009	9.72	13.95	77	July 25, 2013	9.66	9.66
35	January 25, 2010	9.40	13.66	78	August 25, 2013	9.33	9.33
36	February 25, 2010	9.42	13.65
37	March 25, 2010	10.58	14.57
38	April 25, 2010	9.59	13.68
39	May 25, 2010	10.15	13.79
40	June 25, 2010	9.81	13.49
41	July 25, 2010	10.12	13.75
42	August 25, 2010	9.79	13.44
43	September 25, 2010	9.79	13.44

(1) Assumes a swap strike rate of 5.20]%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increases and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the Swap Counterparty does not receive any swap payments.

(4) The Net WAC Cap rate is a per annum rate equal to the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related collection period, net of any Administrative Fee, and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the related collection period, multiplied by 360 divided by the actual number of days in the related interest accrual period.

 (5) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the Group II Mortgage Loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days in the related interest accrual period.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class AF-1A
WAL (yrs)	8.86	1.59	0.80	0.51	0.36
Principal Window (months)	1 - 168	1 - 42	1 - 21	1 - 14	1 - 10
# of months of principal payment	168	42	21	14	10
Class AF-1B
WAL (yrs)	8.86	1.59	0.80	0.51	0.36
Principal Window (months)	1 - 168	1 - 42	1 - 21	1 - 14	1 - 10
# of months of principal payment	168	42	21	14	10
Class AF-2
WAL (yrs)	15.36	4.22	2.10	1.34	0.95
Principal Window (months)	168 - 206	42 - 61	21 - 31	14 - 20	10 - 14
# of months of principal payment	39	20	11	7	5
Class AF-3
WAL (yrs)	18.83	6.36	3.00	1.88	1.32
Principal Window (months)	206 - 245	61 - 102	31 - 45	20 - 27	14 - 19
# of months of principal payment	40	42	15	8	6
Class AF-4
WAL (yrs)	21.95	11.47	5.00	2.63	1.83
Principal Window (months)	245 - 281	102 - 171	45 - 83	27 - 46	19 - 26
# of months of principal payment	37	70	39	20	8
Class AF-5
WAL (yrs)	24.58	14.20	8.14	4.74	2.44
Principal Window (months)	281 - 310	171 - 171	83 - 99	46 - 63	26 - 34
# of months of principal payment	30	1	17	18	9
Class AF-6
WAL (yrs)	11.75	7.88	6.53	5.02	3.43
Principal Window (months)	37 - 310	37 - 171	37 - 99	45 - 63	34 - 45
# of months of principal payment	274	135	63	19	12

Prepayment Speed Sensitivity Table (To Call, Cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MF-1
WAL (yrs)	21.20	10.67	5.88	4.22	3.70
Principal Window (months)	195 - 310	68 - 171	37 - 99	43 - 63	45 - 45
# of months of principal payment	116	104	63	21	1
Class MF-2
WAL (yrs)	21.20	10.67	5.88	4.16	3.70
Principal Window (months)	195 - 310	68 - 171	37 - 99	41 - 63	45 - 45
# of months of principal payment	116	104	63	23	1
Class MF-3
WAL (yrs)	21.20	10.67	5.88	4.12	3.70
Principal Window (months)	195 - 310	68 - 171	37 - 99	40 - 63	45 - 45
# of months of principal payment	116	104	63	24	1
Class MF-4
WAL (yrs)	21.20	10.67	5.88	4.09	3.66
Principal Window (months)	195 - 310	68 - 171	37 - 99	40 - 63	44 - 45
# of months of principal payment	116	104	63	24	2
Class MF-5
WAL (yrs)	21.19	10.67	5.88	4.07	3.58
Principal Window (months)	195 - 310	68 - 171	37 - 99	39 - 63	42 - 45
# of months of principal payment	116	104	63	25	4
Class MF-6
WAL (yrs)	21.15	10.67	5.88	4.05	3.51
Principal Window (months)	195 - 305	68 - 171	37 - 99	39 - 63	41 - 45
# of months of principal payment	111	104	63	25	5
Class MF-7
WAL (yrs)	21.11	10.67	5.88	4.04	3.45
Principal Window (months)	195 - 299	68 - 171	37 - 99	38 - 63	40 - 45
# of months of principal payment	105	104	63	26	6
Class MF-8
WAL (yrs)	21.09	10.67	5.88	4.02	3.42
Principal Window (months)	195 - 294	68 - 171	37 - 99	38 - 63	40 - 45
# of months of principal payment	100	104	63	26	6
Class MF-9
WAL (yrs)	21.07	10.67	5.88	4.02	3.38
Principal Window (months)	195 - 293	68 - 171	37 - 99	38 - 63	39 - 45
# of months of principal payment	99	104	63	26	7

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class AV-2
WAL (yrs)	13.67	1.91	0.80	0.44	0.36
Principal Window (months)	1 - 270	1 - 62	1 - 24	1 - 12	1 - 10
# of months of principal payment	270	62	24	12	10
Class AV-3
WAL (yrs)	23.46	6.03	2.20	1.13	0.86
Principal Window (months)	270 - 293	62 - 85	24 - 30	12 - 16	10 - 12
# of months of principal payment	24	24	7	5	3
Class AV-4
WAL (yrs)	25.28	8.58	3.00	1.47	1.07
Principal Window (months)	293 - 310	85 - 126	30 - 60	16 - 21	12 - 15
# of months of principal payment	18	42	31	6	4
Class AV-5
WAL (yrs)	25.78	13.09	6.93	1.99	1.41
Principal Window (months)	310 - 310	126 - 171	60 - 99	21 - 29	15 - 20
# of months of principal payment	1	46	40	9	6

Prepayment Speed Sensitivity Table (To Call, cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MV-1
WAL (yrs)	22.29	5.04	3.92	3.79	2.73
Principal Window (months)	243 - 290	45 - 80	44 - 51	29 - 56	20 - 39
# of months of principal payment	48	36	8	28	20
Class MV-2
WAL (yrs)	25.29	8.87	4.63	5.08	3.56
Principal Window (months)	290 - 310	80 - 144	51 - 70	56 - 63	39 - 45
# of months of principal payment	21	65	20	8	7
Class MV-3
WAL (yrs)	25.78	13.68	7.44	5.20	3.7
Principal Window (months)	310 - 310	144 - 171	70 - 99	63 - 63	45 - 45
# of months of principal payment	1	28	30	1	1
Class MV-4
WAL (yrs)	24.20	8.44	4.71	3.80	2.57
Principal Window (months)	243 - 310	45 - 171	43 - 99	42 - 63	28 - 45
# of months of principal payment	68	127	57	22	18
Class MV-5
WAL (yrs)	24.20	8.44	4.66	3.59	2.45
Principal Window (months)	243 - 310	45 - 171	42 - 99	39 - 63	26 - 45
# of months of principal payment	68	127	58	25	20
Class MV-6
WAL (yrs)	24.20	8.44	4.61	3.44	2.34
Principal Window (months)	243 - 310	45 - 171	41 - 99	37 - 63	25 - 45
# of months of principal payment	68	127	59	27	21
Class MV-7
WAL (yrs)	24.20	8.44	4.57	3.33	2.28
Principal Window (months)	243 - 310	45 - 171	40 - 99	35 - 63	24 - 45
# of months of principal payment	68	127	60	29	22
Class MV-8
WAL (yrs)	24.20	8.44	4.54	3.24	2.23
Principal Window (months)	243 - 310	45 - 171	39 - 99	34 - 63	23 - 45
# of months of principal payment	68	127	61	30	23
Class MV-9
WAL (yrs)	24.20	8.44	4.51	3.15	2.16
Principal Window (months)	243 - 310	45 - 171	39 - 99	33 - 62	23 - 43
# of months of principal payment	68	127	61	30	21

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class AF-1A
WAL (yrs)	8.86	1.59	0.80	0.51	0.36
Principal Window (months)	1 - 168	1 - 42	1 - 21	1 - 14	1 - 10
# of months of principal payment	168	42	21	14	10
Class AF-1B
WAL (yrs)	8.86	1.59	0.80	0.51	0.36
Principal Window (months)	1 - 168	1 - 42	1 - 21	1 - 14	1 - 10
# of months of principal payment	168	42	21	14	10
Class AF-2
WAL (yrs)	15.36	4.22	2.10	1.34	0.95
Principal Window (months)	168 - 206	42 - 61	21 - 31	14 - 20	10 - 14
# of months of principal payment	39	20	11	7	5
Class AF-3
WAL (yrs)	18.83	6.36	3.00	1.88	1.32
Principal Window (months)	206 - 245	61 - 102	31 - 45	20 - 27	14 - 19
# of months of principal payment	40	42	15	8	6
Class AF-4
WAL (yrs)	21.95	11.47	5.00	2.63	1.83
Principal Window (months)	245 - 281	102 - 172	45 - 83	27 - 46	19 - 26
# of months of principal payment	37	71	39	20	8
Class AF-5
WAL (yrs)	24.88	18.52	11.61	6.05	2.44
Principal Window (months)	281 - 337	172 - 292	83 - 231	46 - 163	26 - 34
# of months of principal payment	57	121	149	118	9
Class AF-6
WAL (yrs)	11.75	7.91	6.78	6.55	5.26
Principal Window (months)	37 - 335	37 - 290	37 - 229	45 - 161	34 - 120
# of months of principal payment	299	254	193	117	87

Prepayment Speed Sensitivity Table (To Maturity, Cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MF-1
WAL (yrs)	21.25	11.71	6.74	4.87	4.74
Principal Window (months)	195 - 325	68 - 271	37 - 186	43 - 129	51 - 93
# of months of principal payment	131	204	150	87	43
Class MF-2
WAL (yrs)	21.24	11.70	6.72	4.79	4.40
Principal Window (months)	195 - 322	68 - 266	37 - 179	41 - 124	47 - 89
# of months of principal payment	128	199	143	84	43
Class MF-3
WAL (yrs)	21.23	11.67	6.69	4.73	4.20
Principal Window (months)	195 - 318	68 - 260	37 - 171	40 - 119	45 - 85
# of months of principal payment	124	193	135	80	41
Class MF-4
WAL (yrs)	21.21	11.65	6.67	4.68	4.09
Principal Window (months)	195 - 314	68 - 255	37 - 167	40 - 114	44 - 82
# of months of principal payment	120	188	131	75	39
Class MF-5
WAL (yrs)	21.19	11.62	6.65	4.64	3.98
Principal Window (months)	195 - 311	68 - 250	37 - 163	39 - 110	42 - 79
# of months of principal payment	117	183	127	72	38
Class MF-6
WAL (yrs)	21.15	11.58	6.62	4.59	3.89
Principal Window (months)	195 - 305	68 - 244	37 - 159	39 - 105	41 - 75
# of months of principal payment	111	177	123	67	35
Class MF-7
WAL (yrs)	21.11	11.52	6.56	4.54	3.81
Principal Window (months)	195 - 299	68 - 236	37 - 152	38 - 101	40 - 72
# of months of principal payment	105	169	116	64	33
Class MF-8
WAL (yrs)	21.09	11.45	6.50	4.48	3.74
Principal Window (months)	195 - 294	68 - 227	37 - 143	38 - 95	40 - 68
# of months of principal payment	100	160	107	58	29
Class MF-9
WAL (yrs)	21.07	11.34	6.41	4.42	3.66
Principal Window (months)	195 - 293	68 - 221	37 - 138	38 - 91	39 - 65
# of months of principal payment	99	154	102	54	27

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class AV-2
WAL (yrs)	13.67	1.91	0.80	0.44	0.36
Principal Window (months)	1 - 270	1 - 62	1 - 24	1 - 12	1 - 10
# of months of principal payment	270	62	24	12	10
Class AV-3
WAL (yrs)	23.46	6.03	2.20	1.13	0.86
Principal Window (months)	270 - 293	62 - 85	24 - 30	12 - 16	10 - 12
# of months of principal payment	24	24	7	5	3
Class AV-4
WAL (yrs)	25.35	8.58	3.00	1.47	1.07
Principal Window (months)	293 - 317	85 - 126	30 - 60	16 - 21	12 - 15
# of months of principal payment	25	42	31	6	4
Class AV-5
WAL (yrs)	27.41	14.63	7.81	1.99	1.41
Principal Window (months)	317 - 343	126 - 285	60 - 173	21 - 29	15 - 20
# of months of principal payment	27	160	114	9	6

Prepayment Speed Sensitivity Table (To Maturity, cont’d)

Prepayment Speed	0%	50%	100%	150%	200%
Class MV-1
WAL (yrs)	22.29	5.04	3.92	3.79	2.73
Principal Window (months)	243 - 290	45 - 80	44 - 51	29 - 56	20 - 39
# of months of principal payment	48	36	8	28	20
Class MV-2
WAL (yrs)	25.54	8.87	4.63	5.48	3.78
Principal Window (months)	290 - 324	80 - 144	51 - 70	56 - 81	39 - 57
# of months of principal payment	35	65	20	26	19
Class MV-3
WAL (yrs)	27.75	15.47	8.44	8.14	5.71
Principal Window (months)	324 - 342	144 - 253	70 - 154	81 - 126	57 - 90
# of months of principal payment	19	110	85	46	34
Class MV-4
WAL (yrs)	24.74	8.79	4.90	3.91	2.64
Principal Window (months)	243 - 340	45 - 230	43 - 134	42 - 84	28 - 59
# of months of principal payment	98	186	92	43	32
Class MV-5
WAL (yrs)	24.73	8.76	4.82	3.68	2.5
Principal Window (months)	243 - 339	45 - 222	42 - 128	39 - 80	26 - 56
# of months of principal payment	97	178	87	42	31
Class MV-6
WAL (yrs)	24.73	8.72	4.74	3.51	2.38
Principal Window (months)	243 - 338	45 - 214	41 - 122	37 - 76	25 - 53
# of months of principal payment	96	170	82	40	29
Class MV-7
WAL (yrs)	24.72	8.66	4.66	3.37	2.30
Principal Window (months)	243 - 338	45 - 204	40 - 115	35 - 71	24 - 50
# of months of principal payment	96	160	76	37	27
Class MV-8
WAL (yrs)	24.71	8.59	4.59	3.25	2.23
Principal Window (months)	243 - 336	45 - 194	39 - 108	34 - 66	23 - 46
# of months of principal payment	94	150	70	33	24
Class MV-9
WAL (yrs)	24.70	8.50	4.51	3.15	2.16
Principal Window (months)	243 - 335	45 - 184	39 - 101	33 - 62	23 - 43
# of months of principal payment	93	140	63	30	21

GROUP I EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)
1	N/A	N/A	5.320	5.388	51	1.12	1.12	5.036	5.107
2	1.04	1.03	5.346	5.376	52	1.12	1.12	5.043	5.115
3	1.07	1.06	5.342	5.355	53	1.12	1.12	5.050	5.123
4	1.04	1.04	5.329	5.329	54	1.12	1.12	5.057	5.131
5	1.07	1.07	5.325	5.292	55	1.12	1.12	5.065	5.139
6	1.05	1.05	5.309	5.251	56	1.12	1.12	5.073	5.147
7	1.06	1.07	5.247	5.206	57	1.12	1.12	5.080	5.156
8	1.08	1.09	5.224	5.167	58	1.12	1.12	5.089	5.165
9	1.07	1.08	5.192	5.129	59	1.12	1.12	5.097	5.173
10	1.09	1.11	5.111	5.095	60	1.12	1.12	5.106	5.181
11	1.08	1.10	5.086	5.074	61	1.12	1.12	5.114	5.189
12	1.08	1.11	5.042	5.056	62	1.12	1.12	5.123	5.197
13	1.11	1.14	5.017	5.044	63	1.12	1.12	5.131	5.204
14	1.09	1.11	5.004	5.036	64	1.12	1.12	5.138	5.210
15	1.11	1.13	4.994	5.029	65	1.12	1.12	5.145	5.216
16	1.10	1.12	4.986	5.023	66	1.12	1.12	5.152	5.221
17	1.11	1.13	4.979	5.018	67	1.12	1.12	5.158	5.225
18	1.11	1.13	4.973	5.012	68	1.12	1.12	5.163	5.229
19	1.12	1.13	4.969	5.005	69	1.12	1.12	5.168	5.232
20	1.13	1.13	4.964	4.998	70	1.12	1.12	5.172	5.235
21	1.13	1.13	4.959	4.989	71	1.12	1.12	5.176	5.237
22	1.13	1.13	4.952	4.980	72	1.11	1.11	5.178	5.239
23	1.14	1.14	4.945	4.970	73	1.11	1.11	5.180	5.241
24	1.14	1.14	4.935	4.961	74	1.11	1.11	5.182	5.244
25	1.14	1.14	4.924	4.952	75	1.11	1.11	5.184	5.246
26	1.14	1.14	4.913	4.945	76	1.11	1.11	5.186	5.249
27	1.14	1.14	4.904	4.939	77	1.11	1.11	5.188	5.251
28	1.14	1.14	4.896	4.935	78	1.11	1.11	5.191	5.254
29	1.14	1.14	4.889	4.933	79	1.11	1.11	5.193	5.258
30	1.14	1.14	4.884	4.934	80	1.11	1.11	5.196	5.261
31	1.15	1.15	4.881	4.936	81	1.11	1.11	5.199	5.264
32	1.15	1.15	4.880	4.940	82	1.10	1.10	5.202	5.268
33	1.15	1.15	4.881	4.947	83	1.10	1.10	5.206	5.272
34	1.15	1.15	4.884	4.955	84	1.10	1.10	5.209	5.276
35	1.15	1.15	4.890	4.965	85	1.10	1.10	5.213	5.280
36	1.15	1.15	4.898	4.976	86	1.10	1.10	5.217	5.284
37	1.15	1.15	4.908	4.987	87	1.10	1.10	5.221	5.289
38	1.15	1.15	4.919	4.998	88	1.09	1.09	5.225	5.293
39	1.14	1.14	4.930	5.009	89	1.09	1.09	5.229	5.298
40	1.14	1.14	4.941	5.020	90	1.09	1.09	5.233	5.302
41	1.14	1.14	4.952	5.030	91	1.08	1.08	5.238	5.307
42	1.13	1.13	4.963	5.040	92	1.08	1.08	5.242	5.311
43	1.13	1.13	4.974	5.049	93	1.08	1.08	5.247	5.316
44	1.13	1.13	4.984	5.057	94	1.08	1.08	5.251	5.321
45	1.12	1.12	4.993	5.065	95	1.07	1.07	5.256	5.327
46	1.12	1.12	5.002	5.073	96	1.07	1.07	5.261	5.332
47	1.12	1.12	5.010	5.079	97	1.07	1.07	5.266	5.338
48	1.12	1.12	5.017	5.086	98	1.07	1.07	5.271	5.345
49	1.12	1.12	5.023	5.093	99	1.06	1.06	5.276	5.352
50	1.12	1.12	5.030	5.100

(1)      Assumes the pricing prepayment speed to the optional termination date.

(2)

Calculated, for the related period, as (a) interest collections on the Group I Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Trustee Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Group I Certificates divided by (b) the aggregate principal balance of the Group I Mortgage Loans as of the beginning period and multiplied by (c) 12.

GROUP II EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	Period	STATIC Excess Spread (%)	FWD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)
1	N/A	N/A	5.320	5.388	51	2.96	3.00	5.036	5.107
2	1.30	1.30	5.346	5.376	52	2.82	2.86	5.043	5.115
3	1.32	1.31	5.342	5.355	53	2.94	2.98	5.050	5.123
4	1.30	1.30	5.329	5.329	54	2.80	2.84	5.057	5.131
5	1.34	1.34	5.325	5.292	55	2.79	2.83	5.065	5.139
6	1.34	1.34	5.309	5.251	56	2.91	2.95	5.073	5.147
7	1.72	1.72	5.247	5.206	57	2.77	2.82	5.080	5.156
8	2.04	2.03	5.224	5.167	58	2.89	2.93	5.089	5.165
9	2.21	2.22	5.192	5.129	59	2.74	2.78	5.097	5.173
10	2.30	2.35	5.111	5.095	60	2.73	2.77	5.106	5.181
11	2.20	2.27	5.086	5.074	61	2.99	3.02	5.114	5.189
12	2.21	2.30	5.042	5.056	62	2.71	2.75	5.123	5.197
13	2.41	2.49	5.017	5.044	63	2.83	2.87	5.131	5.204
14	2.23	2.31	5.004	5.036	64	2.68	2.72	5.138	5.210
15	2.36	2.43	4.994	5.029	65	2.78	2.85	5.145	5.216
16	2.30	2.37	4.986	5.023	66	2.59	2.67	5.152	5.221
17	2.42	2.50	4.979	5.018	67	2.58	2.66	5.158	5.225
18	2.40	2.48	4.973	5.012	68	2.75	2.82	5.163	5.229
19	2.70	2.80	4.969	5.005	69	2.56	2.63	5.168	5.232
20	2.91	3.00	4.964	4.998	70	2.73	2.79	5.172	5.235
21	2.78	2.88	4.959	4.989	71	2.54	2.61	5.176	5.237
22	2.91	3.00	4.952	4.980	72	2.53	2.59	5.178	5.239
23	2.79	2.89	4.945	4.970	73	3.05	3.10	5.180	5.241
24	2.79	2.90	4.935	4.961	74	2.51	2.57	5.182	5.244
25	3.25	3.29	4.924	4.952	75	2.67	2.74	5.184	5.246
26	2.87	2.94	4.913	4.945	76	2.49	2.55	5.186	5.249
27	3.00	3.06	4.904	4.939	77	2.65	2.71	5.188	5.251
28	2.87	2.95	4.896	4.935	78	2.46	2.53	5.191	5.254
29	3.00	3.07	4.889	4.933	79	2.45	2.52	5.193	5.258
30	2.87	2.95	4.884	4.934	80	2.62	2.68	5.196	5.261
31	2.88	2.95	4.881	4.936	81	2.43	2.49	5.199	5.264
32	3.00	3.06	4.880	4.940	82	2.60	2.65	5.202	5.268
33	2.89	2.95	4.881	4.947	83	2.41	2.47	5.206	5.272
34	3.01	3.06	4.884	4.955	84	2.40	2.46	5.209	5.276
35	2.89	2.95	4.890	4.965	85	2.93	2.98	5.213	5.280
36	2.89	2.95	4.898	4.976	86	2.41	2.46	5.217	5.284
37	3.29	3.32	4.908	4.987	87	2.58	2.63	5.221	5.289
38	2.77	2.84	4.919	4.998	88	2.41	2.46	5.225	5.293
39	3.02	3.06	4.930	5.009	89	2.59	2.63	5.229	5.298
40	2.89	2.94	4.941	5.020	90	2.41	2.46	5.233	5.302
41	3.04	3.07	4.952	5.030	91	2.42	2.46	5.238	5.307
42	2.91	2.95	4.963	5.040	92	2.59	2.63	5.242	5.311
43	2.90	2.95	4.974	5.049	93	2.42	2.46	5.247	5.316
44	3.03	3.07	4.984	5.057	94	2.60	2.63	5.251	5.321
45	2.89	2.94	4.993	5.065	95	2.43	2.47	5.256	5.327
46	3.01	3.05	5.002	5.073	96	2.44	2.47	5.261	5.332
47	2.87	2.91	5.010	5.079	97	2.96	2.98	5.266	5.338
48	2.86	2.90	5.017	5.086	98	2.45	2.48	5.271	5.345
49	3.25	3.27	5.023	5.093	99	2.63	2.65	5.276	5.352
50	2.84	2.88	5.030	5.100

(1)      Assumes the pricing prepayment speed to the optional termination date.

(3)

Calculated, for the related period, as (a) interest collections on the Group II Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Trustee Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Group II Certificates plus swap payments received from the Swap Provider minus swap payments paid to the Swap Provider divided by (b) the aggregate principal balance of the Group II Mortgage Loans as of the beginning period and multiplied by (c) 12.

Group I Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
MF-1	18.9	12.4	12.4	12.4	9.3	12.5
MF-2	14.7	10.5	10.0	10.6	7.6	10.7
MF-3	12.5	9.4	8.6	9.4	6.6	9.5
MF-4	10.8	8.4	7.7	8.6	6.0	8.8
MF-5	9.6	7.7	6.9	7.9	5.4	8.0
MF-6	8.6	7.1	6.2	7.2	4.9	7.4
MF-7	7.6	6.4	5.5	6.5	4.3	6.6
MF-8	7.0	6.0	5.2	6.2	4.1	6.3
MF-9	6.4	5.6	4.7	5.7	3.8	5.9

Group II Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
MV-1	48.9	20.5	31.1	22.0	22.6	23.1
MV-2	37.2	18.1	24.5	19.3	18.2	20.2
MV-3	31.1	16.5	20.9	17.6	15.7	18.3
MV-4	26.3	15.1	18.0	16.0	13.7	16.7
MV-5	22.1	13.7	15.4	14.5	11.8	15.0
MV-6	18.7	12.3	13.2	13.0	10.2	13.4
MV-7	15.8	11.0	11.3	11.6	8.8	12.0
MV-8	13.8	10.1	10.0	10.6	7.8	10.9
MV-9	12.1	9.2	8.8	9.6	6.9	9.9

Assumptions:

(1)  Pricing Prepayment Assumption

(2)  Prepayments do not include defaults

(3)  Forward LIBOR Rates

(4)  Defaults are liquidated after a 12 month lag

(5)  Servicer advances 100% of delinquent principal and interest

(6)  The optional clean-up call is not exercised

(7)  Triggers fail for every Distribution Date

(8)  ‘Break’ is first dollar of realized principal loss

(9)  5.20% swap strike rate

Footnotes:

(a)  Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
Structuring:	Paul White	(212) 834-5440	Randall Outlaw	(212) 834-4154
	Shayna Stephanak*	(212) 834-5727	Melissa Traylor	(212) 834-4154
	Vikas Garg	(212) 834-9593	Lizmary Rodriguez	(212) 834-4154
	Kavitha Vignarajah*	(212) 834-5399

Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Maria Lopes	(212) 834-3720
			Vikas Sarna	(212) 834-3720
			Nick Sykes	(212) 834-3720
Home Equity	Matt Cherwin	(212) 834-2050	Misha Renda	(212) 834-3720
Trading:	Robert Miller	(212) 834-2428
	Raj Kothari	(212) 834-3339
	Kevin Lynn	(212) 834-2394
	Osmin Rivera	(212) 834-2151

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor

Rating Agency Contacts

Standard & Poor’s
Samuel Parker	(212) 438-6815
Truc Bui	(212) 438-2673

Moody’s
Jason Shi	(212) 553-1709

Fitch
Sarah Wanchock	(212) 908-0723
Tara Sweeney	(212) 908-0347